UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

GLOBAL TECH INDUSTRIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000 - 10210	83 - 0250943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Sixth Avenue, Suite 800
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

212-204-7926

(Registrant’s telephone number, including area code)

[Not applicable / Former Name or Address]

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD.

Global Tech Industries Group, Inc. (the “Company”) has worked diligently towards the completion of filing its Annual Report on the Form 10–K for the fiscal year ended 2016. While the Company is expected to complete its audit of its United States entities within the next two weeks and file its 2016 Annual Report within the permitted extension period, the Company does not expect to be able to include the audit of its wholly owned Hong Kong subsidiary business, Go F & B Holdings, Ltd., within the same time frame. The Company has not yet been able to obtain all the books and records necessary for its PCAOB auditor to complete the audit of GO F & B Holdings, Ltd., which the Company acquired through its wholly owned subsidiary, G T International, Inc., on December 30, 2016, through a stock purchase agreement. Therefore, the Company will file its Form 10-K without including and consolidating the financial statements of GO F & B Holdings, Ltd. As soon as the audit of Go F & B Holdings, Ltd. is complete, the Company will amend its audited financial statements and file an amended 2016 Annual Report on Form 10-K/A to reflect and consolidate the audited financial statements of Go F & B Holdings, Ltd. into the Company’s audited financial statements. The Company expects to receive the audited financials of the acquired subsidiary before the next filing date of May 15, 2017, which is the date for filing the 2017 First Quarter 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2017

GLOBAL TECH INDUSTRIES GROUP, INC.

By:	/s/ David Reichman
David Reichman
Chairman & CEO

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EXHIBIT INDEX

Exhibit Number	Description
[X.X]	[Exhibit description].

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